Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
December 11, 2009
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on or about the date hereof by Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) 20,000,000 shares (the “Incentive Plan Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) that may be issued pursuant to the Dr Pepper Snapple Group, Inc. Omnibus Stock Incentive Plan of 2009 (the “Incentive Plan”), and (ii) 2,649 shares (the “Legacy Plan Shares” and, together with the Incentive Plan Shares, the “Shares”) of Common Stock that may be issued pursuant to the Dr Pepper Snapple Group, Inc. 2008 Legacy Bonus Share Retention Plan (the “Legacy Plan” and, together with the Incentive Plan, the “Plans”), certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
     In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), the Amended and Restated By-Laws of the Company, as amended to date (the “By-Laws”), the Plans, corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions set forth below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Dr Pepper Snapple Group, Inc.	-2-	December 11, 2009
     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when issued from time to time in accordance with the provisions of the Plans, the Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and nonassessable.
     In connection with this opinion, we have assumed that:
     (a) prior to the time of the offer, sale or delivery of any Shares, the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or suspended;
     (b) all Shares will be offered, issued and, if applicable, sold in compliance with applicable federal and state securities laws; and
     (c) there shall not have occurred any change in law affecting the validity or enforceability of any Shares.
     The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware and applicable federal law, and no opinion is expressed herein as to matters governed by the law of any other jurisdiction.
     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.